                                                                    Exhibit 10.3

                              EMPLOYMENT AGREEMENT

      This Employment Agreement (this "Agreement"), dated as of September 27, 2000, is entered into between Waste Corporation of America, Inc. (the "Company" or the "Employer") and Tom J. Fatjo, Jr. (the "Executive"), is subject to the closing (the "Closing") of that certain Asset Sale Agreement dated April 14, 2000 among the Company, Waste Management, Inc. ("WMI") and certain selling subsidiaries of WMI and shall be effective as of the date of the Closing (the "Effective Date").

                                    RECITALS

      A. The Executive is currently employed as an officer of the Company.

      B. The stockholders of the Company have requested that the Board of Directors provide incentives to the Executive to continue to work for a period of at least five years toward (1) the substantial growth of the Company and (2) the initial public offering or sale of the Company and, in connection with any such sale of the Company, to seek the alternative which is in the best interest of such stockholders.

      C. The Board of Directors recognizes that, in connection with any sale of the Company, the best alternative for the stockholders may involve the replacement of the officers of the Company, including the Executive.

      D. In order to induce the Executive to continue as an officer of the Company for a period of at least five years despite the prospect of such a sale of the Company, the Company and the Executive have agreed as set forth herein.

                                    AGREEMENT

      In consideration of the mutual terms, conditions, and covenants set forth herein, the Company and Executive agree to the following:

      1. Term of Employment. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company, for the period commencing on the Effective Date of this Agreement and ending on the earlier of: (a) the fifth anniversary of the Effective Date or (b) such earlier date as this Agreement is terminated pursuant to Section 2. The period between the Effective Date of this Agreement and the fifth anniversary of the Effective Date is referred to herein as the "Term."

      2. Termination of Employment. Executive's employment with the Company shall terminate upon the earliest of

      (a) the death of the Executive;

      (b) at any time after Executive has been receiving full or partial salary payments under Employer's disability plans for a period of 18 consecutive months, either Employer or Executive sending the other party written notice that Executive is "permanently disabled" as such term is defined in the Company's long-term disability plan as in effect from time to time; provided, however, that during any period prior to such termination of this Agreement in which Executive is receiving full or partial salary payments under the Company's disability insurance policies, the obligation of the Company to pay Executive salary pursuant to Section 4 shall cease;

      (c) the Company's sending Executive written notice that Executive's employment is terminated for "cause" which term shall mean the willful material breach by Executive of this Agreement, (other than any breach resulting from Executive's incapacity due to physical or mental illness), which breach continues for thirty (30) days after actual receipt of written notice from the Company and which results in, or is reasonably likely to result in, demonstrable material damage to the Company, Executive's conviction of or plea of guilty to a felony or Executive's conviction of a crime involving moral turpitude, Executive's engagement in the fraud of or the misappropriation or embezzlement of funds from Employer, or Executive's reckless disregard or willful misconduct which misconduct, if ongoing, (as distinguished from an isolated incident), continues for thirty (30) days after actual receipt of written notice from the Company and which results in, or is reasonably likely to result in, demonstrable and material damage to the Company;

      (d) the Executive's sending the Company written notice that Executive's employment is terminated for "Good Reason" which term shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described below, such act or failure to act is corrected within thirty (30) days after actual receipt of written notice from
Executive: (i) the Company's breach of a material term or condition of the Agreement; (ii) except for any changes required by applicable law, the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the date hereof which is material to the Executive's total compensation, including but not limited to the Company's annual incentive plan, long-term incentive plan, supplemental executive retirement plan and stock option plan, as applicable, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in such substitute or alternative plan) on a basis not materially less favorable (as determined by the Executive in good faith), both in terms of the amount or timing of payment of benefits provided and the level of the Executive's participation relative to other participants, as existed immediately prior to the Effective Date hereof; or (iii) the Company's asking or requiring the Executive to take (or not to take) any action which the Executive in good faith reasonably believes could be materially misleading to the Company's employees, investors, accountants or attorneys and/or any regulatory authority; provided, however, that the Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness, and that the Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder;

      (e) the expiration of the Term on the fifth Anniversary of the Effective Date; provided, however, that the Company and the Executive may mutually agree to continue Executive's employment on an "at-will" basis.

      3. Position and Duties.

      (a) The Executive's positions shall be those of Chairman and Chief Executive Officer, and in such capacity Executive shall perform the customary duties and responsibilities of the positions. Subject to the Company's actual receipt of prior written consent of Executive, these positions, duties, and responsibilities can be modified as required to suit the specific requirements and needs of Employer, provided that any such modification shall result in substantially similar, comparable or higher positions, duties and responsibilities. Similarly, subject to the Company's actual receipt of prior written consent of Executive, the Company may assign Executive part time or full time to a Subsidiary (as defined in Section 10(c) of this Agreement) in which case the Subsidiary shall be jointly and severally responsible as, and shall be treated as, the Company or the Employer under this Agreement for the period of time the Executive performs services for the Subsidiary. Executive's place of employment will be located within the greater Houston, Texas metropolitan area, but Executive will undertake appropriate business travel as required by Employer.

      (b) Executive agrees to conduct all business in accordance with the Company's general policies/directives as they may exist at any given time. Executive shall comply materially with all applicable laws and regulations of the countries in which Employer and its affiliates operate.

      (c) Executive agrees to devote his full time, attention, and efforts during regular business hours, and at all such other times as may be requested by the Company, consistent with industry practices, to the business affairs of the Company during the Term of this Agreement and to perform his duties faithfully and diligently to discharge the responsibilities assigned to the Executive hereunder. The foregoing notwithstanding, the parties recognize and agree that Executive may engage in passive personal investments and other business, civic or charitable activities that do not conflict with the business and affairs of the Company or interfere with Executive's performance of his duties hereunder.

      4. Salary. Except if Executive's employment is terminated pursuant to
Section 2(a), (b), (c) or (d) (in which case Section 7(a) applies) and except as otherwise provided in Section 2(b), during the Term, Employer shall pay Executive a base salary of $300,000 per year, payable bi-monthly ("Base Salary"). At least annually, Employer shall review Executive's Base Salary which may be increased (but not decreased) in Employer's sole discretion.

      5. Stock Options. Not later than the Effective Date of this Agreement, the Board shall take appropriate action to ensure that Executive shall be granted a stock option in the form of the nonstatutory stock option grant agreement attached hereto as Appendix A.

      6. Benefits. Except if Executive's employment is terminated pursuant to
Section 2(a), (b), (c) or (d) (in which case Section 7(a) applies), during the Term, Executive and, to the extent applicable, Executive's family, dependents and beneficiaries, may participate in the benefit or similar plans, policies or programs (including, without limitation, the Company's Management Incentive Plan, business and entertainment expense reimbursement policies, car allowance policies, 401(k) plans, disability plans, pension plans, health insurance plans and director and officer liability insurance policies) provided to similarly situated Executives under

Employer's standard employment practices as in effect from time to time. Nothing herein shall be construed to require the Company to continue or put into effect any plan, practice, policy, or program or any element thereof. In addition, during the Term, Executive shall be entitled to three (3) weeks of paid vacation days annually pursuant to applicable policies and procedures of the Company as in effect from time to time.

      7. Effects of Termination of Employment.

      (a) Upon termination of Executive's employment with the Company for any reason whatsoever, Employer shall pay to Executive (or in case of Executive's death, to his estate), within thirty (30) days of the effective date of such termination, all salary and expense reimbursements due to Executive through the date of such termination, and Executive shall be entitled to such benefits as are available pursuant to the terms of any benefit or similar plans, policies or programs in which Executive was participating at the time of such termination pursuant to Section 6 of this Agreement. In addition, upon termination of Executive's employment with the Company for death or permanent disability, in lieu of any further salary or bonus payments as severance to Executive for periods subsequent to such termination and in lieu of any other severance otherwise payable to Executive, the Company will pay to Executive (or to his estate, as applicable), within thirty (30) days of such termination, a lump sum severance payment, in cash equal to one (1) year of Executive's Base Salary as in effect immediately prior to such termination of Executive's employment. Also, if the Company terminates the Executive's employment for any reason other than those set forth in Sections 2(a), (b) or (c), or if Executive terminates Executive's Employment under Section 2(d), the Company shall continue throughout the full Term of this Agreement to pay Executive's salary pursuant to Section 4 end to provide Executive's benefits pursuant to Section 6 (and, if the Company pays Executive's salary and provides Executive's benefits for the full Term of this Agreement, Executive shall be subject to the covenants contained in Section 9 through the full term of this Agreement).

      (b) Notwithstanding any termination of this Agreement or Executive's employment hereunder, this Section 7 and Sections 10 and 11 of this Agreement, and the rights and obligations created therein, shall survive without limitation.

      8. Tax Withholding. All payments to Executive under this Agreement shall be subject to withholding or deduction of such amounts as may be required by law.

      9. Noncompetition and Confidentiality.

      (a) The parties recognize that the employment of Executive with the Company has been and will continue to be special, unique and of an extraordinary character, and in connection with such employment Executive has and will continue to acquire special skill and training. The parties also recognize that the covenants of Executive contained in this Section 9 are an essential part of Executive's engagement by the Company and that, but for the agreement of the Executive to comply with such covenants, the Company would not have entered into this Agreement. Executive accordingly agrees that, during the Term, (i) Executive shall not act or serve, directly or indirectly, as a principal, agent, independent contractor, consultant, director, officer, executive, employee or advisor or in any other position or capacity with or for, or acquire a direct or indirect ownership interest in or otherwise conduct (whether as stockholder, partner, investor, joint venturer, or as owner of any other type of interest), any Competing Business (defined below); provided, however, that this clause shall not prohibit the Executive from being the owner of (A) up to 5% of any class of outstanding securities of any entity if such class of securities is publicly traded or (B) any other securities owned by Executive on the date of this Agreement, and (ii) Executive shall not, in connection with or for the benefit of any person or entity engaged in the non-hazardous solid waste business, solicit, induce, divert or take away, any officer, employee or consultant of the Company.

      (b) From the date hereof, Executive shall hold in secrecy for the Company all trade secrets and other confidential information relating to the business and affairs of the Company that have come or may have come to his attention during his employment with the Company, including information concerning costs, profits, markets, sales, business development plans, lists of clients or customers, lists of acquisition targets and other information about such acquisition targets and other information of a similar nature (such categories of information being referred to herein as "Confidential Information"). Executive shall not use for his own benefit or disclose to any person any Confidential Information other than in the ordinary course of the Company's business or in response to a court order, unless such use or disclosure has the prior written authorization of the Company. Executive shall deliver to the Company, upon request, all correspondence, memoranda, notes, records, plans, customer lists, product compositions and other documents and all copies thereof, whether in hard copy form or electronically or magnetically stored, made, composed, or received by the Executive, solely or jointly with others, that are in the Executive's possession, custody or control and that are related in any manner to the past, present or anticipated business of the Company.

      (c) For the purposes of this Section 9, "Competing Business" shall mean an individual, business, corporation, association, firm, undertaking, partnership, joint venture, organization or other entity that operates non-hazardous solid waste landfills, non-hazardous solid waste collection businesses or similar facilities or businesses within a 50-mile radius of any of the Company's landfills or similar facilities.

      (d) Should any portion of this Section 9 be deemed unenforceable because of the scope, duration or territory encompassed by the undertakings of the Executive hereunder, and only in such event, then the Executive and the Employer consent and agree to such limitation on scope, duration or territory as may be finally adjudicated as enforceable by a court of competent jurisdiction after the exhaustion of all appeals.

      (e) The covenants in this Section 9 shall be construed as an agreement ancillary to the other provisions of this Agreement, and the existence of any claim or cause of action of the Executive against the Employer, whether predicated on this Agreement or otherwise, other than a claim or cause of action based on the Company's failure to pay Executive amounts payable to Executive hereunder, shall not constitute a defense to the enforcement by the Employer of this covenant.

      (f) It is expressly recognized and agreed that the covenants set forth in this Section 9 are for the purpose of restricting the activities of the Executive only to the extent necessary for the protection of the legitimate business interests of the Company, and the Company and the Executive agree that said covenants are reasonable for that purpose and that such covenants do not and will not preclude Executive from engaging in activities sufficient for the purpose of earning a living.

      10. Additional Consideration.

      (a) In consideration of Executive's entering into this Agreement, on the Effective Date the company shall pay to Executive, a lump sum in cash in the aggregate amount of $100,000 less required withholding.

      (b) During the Term, Executive shall participate, on comparable terms, in the Company's annual incentive plan in which similarly situated executives of the Company participate and can earn up to seventy five percent (75%) of Base Salary as more fully described in Appendix B which is attached hereto and incorporated into this Agreement for all purposes.

      (c) In the event of the occurrence of a "Change in Control" (defined below), the Company shall pay to Executive, within thirty (30) days after such Change in Control, a lump sum payment, in cash, equal to three (3) times Executive's annual Base Salary as in effect immediately prior to the Change in Control. "Change in Control" shall mean the occurrence during the Term of this Agreement, of an one of the following events:

            (i) An acquisition of any common stock ("Common Stock"), par value $.01 per share, of the Company or the Subsidiary (as defined below) or other securities entitled to voter or convertible into or exercisable for securities entitled to vote, in the election of directors (such Common Stock and other securities hereinafter being referred to as the "Voting Securities") of the Company or the Subsidiary by any Person (as specified in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and used in Sections 13(d) and 14(d) thereof), including for purposes of this Section the Company or its Affiliates (including the Subsidiary), immediately after which such Person has Beneficial Ownership (as defined below) of fifty percent (50%) or more of the combined voting power of the Company's or the Subsidiary's then outstanding Voting Securities; provided, however, a Change in Control shall not be deemed to have occurred by reason of an acquisition of fifty percent (50%) or more of the Company's or the Subsidiary's Voting Securities by an employee benefit plan maintained by the Company or any of its Affiliates (including the Subsidiary) or by a Person in a Non-Control Transaction (as defined below); or

            (ii) The individuals who, as of the date of this Agreement are members of the Board or the Board of Directors of the Subsidiary (the "Incumbent Board"), cease for any reason to constitute at least two/thirds (2/3) of the members of the Board or the Board of Directors of the Subsidiary; provided, however, that an individual will be treated as a member of the Incumbent Board if the members of the Board or the Board of Directors of the Subsidiary prior to such individual's nomination unanimously approve such individual's nomination and election to the Board or the Board of Directors of the Subsidiary and provided further that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened proxy contest or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or the Board of Directors of the

      Subsidiary (a "Proxy Contest"), including by reason of any agreement intended to avoid or settle any Proxy Contest; or

            (iii) The consummation of:

                  (A) A merger, consolidation or reorganization with or into the Company or the Subsidiary or in which securities of the Company or the Subsidiary are issued (a "Merger"), unless such Merger, consolidation or reorganization occurs in connection with a Non-Control Transaction;

                  (B) A complete liquidation or dissolution of the Company or the Subsidiary; or

                  (C) The sale or other disposition of all or substantially all of the assets of the Company or the Subsidiary to any Person (other than a transfer to an employee benefit plan or Affiliate of the Company or under conditions that would constitute a Non-Control Transaction with the disposition of assets being regarded as a Merger of this purpose).

      Notwithstanding any other provision hereof to the contrary, no transaction involving a sale or exchange or other disposition of Voting Securities that are issued and outstanding on the Effective Date for a price of less than three dollars ($3.00) a share shall qualify as a Change in Control. As used herein the following terms have the following meanings:

            (i) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

            (ii) "Beneficial Ownership," "Beneficially Owned" and the like means having, with respect to a security or group of securities, the power to control or direct the voting or disposition of Voting Securities, as determined by Rule 13d-3 under the Exchange Act.

            (iii) "Non-Control Transaction" means a Merger whereby (A) the individuals who were the president, chief executive officer and the chief financial officer of the Company or the Subsidiary hold such respective positions with, and individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for the Merger, constitute at least a majority of the members of the board of directors of, the surviving corporation and (B) either (1) fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the surviving corporation is Beneficially Owned directly by the Beneficial Owners of the Company's or the Subsidiary's Voting Securities prior to the Merger or (2) the president, chief executive officer and/or chief financial officer of the Company, as a result of such Merger, acquire (or their Affiliates acquire) fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the surviving corporation.

            (iv) "Subsidiary" means WCA Waste Systems, Inc., a Delaware Corporation, or any other entity in which the Company owns fifty percent (50%) or more of the outstanding equity securities entitled to vote in the election of directors or their equivalent and shall include any successor to the business and/or assets of such entity.

      11. No Mitigation; Limited Offset. The Company agrees that, if Executive's employment with the Company terminates during the Term, Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company (unless such amount is evidenced by a promissory note signed by the Executive), or otherwise.

      12. Remedies. With respect to each and every breach or violation or threatened breach or violation by Employee of Section 9, the Company, in addition to all other remedies available at law or in equity, including specific performance of the provisions thereof; shall be entitled to enjoin the commencement or continuance thereof and may, with notice to Employee, but without the necessity of posting a bond or otherwise, apply to any court of competent jurisdiction for entry of an immediate restraining order or injunction. The Company may pursue any of the remedies described in this Section 12 concurrently or consecutively in any order as to any such breach or violation, and the pursuit of one of such remedies at any time will not be deemed an election of remedies or waiver of the right to pursue any of the other of such remedies.

      13. Severability. The provisions of this Agreement are severable, and any judicial determination that one or more of such provisions, or any portion thereof, is invalid or unenforceable shall not affect the validity or enforceability of any other provisions, or portion thereof, but rather shall cause this Agreement to first be construed in all respects as if such invalid or unenforceable provisions, or portions thereof, were modified to terms which are valid and enforceable; provided, however, that if necessary to render this Agreement enforceable, it shall be construed as if such invalid or unenforceable provisions, or portions thereof; were omitted.

      14. Successors. This Agreement is personal to the Executive and shall not be assignable by the Executive without the prior written consent of the Company. This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

      15. Governing, Law. The validity, interpretation and performance of this Agreement and all rights and obligations of the parties hereunder shall be governed by and construed under the laws of the State of Texas.

      16. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States, registered mail, return receipt requested, postage prepaid, addressed, if to Executive, to the address inserted below the Executive's signature on the final page hereof and, if to the Company; to the address set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

            To the Company:

            Waste Corporation of America, Inc..
            One Riverway, Suite 1400
            Houston, Texas 77056
            Attention:  Mr. Tom Fatjo, Jr.

      17. Amendment. This Agreement may not be amended or modified other than by a written agreement executed by the parties hereto or their respective successors, assigns or legal representatives.

      18. Miscellaneous. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof which have been made by either party, including, without limitation, any employment memorandum, memorandum of understanding, or severance arrangements. Captions and Section headings in this Agreement are provided merely for convenience and shall not affect the interpretation of any of the provisions herein.

                 [This space intentionally has been left blank.]

      The parties have executed this Employment Agreement as of the date first set forth above.

                                    WASTE CORPORATION OF AMERICA, INC.

                                    By:  /s/ Jerome M. Kruszka
                                         -------------------------------------
                                    Printed Name:  Jerome M. Kruszka
                                                 -----------------------------
                                    Title:         President
                                          ------------------------------------



                                    EXECUTIVE:

                                    /s/ Tom J. Fatjo, Jr.
                                    ------------------------------------------
                                    Printed Name:  Tom J. Fatjo, Jr.
                                                 -----------------------------
                                    Title:         Chairman
                                          ------------------------------------

                                  AMENDMENT #1
                              EMPLOYMENT AGREEMENT

This Amendment 1 to the Employment Agreement dated September 27, 2000 is entered into between Waste Corporation of America, Inc. (the "Company" or the Employer") and Tom J. Fatjo, Jr. (the "Executive") and shall be effective as of February 18, 2002.

The following Amendment has been agreed upon by both parties:

SECTION 4 SALARY. Except if Executive's employment is terminated pursuant to
Section 2(a), (b), (c) or (d) (in which case Section 7(a) applies) and except as otherwise provided in Section 2(b), during the Term, Employer shall pay Executive a base salary of $300,000 per year, payable bi-monthly ("Base Salary"). The Base Salary will be increased each year on the anniversary (beginning September 30, 2002) of the Employment Agreement by 5% (five percent).

The parties have executed this Amendment 1 as of this 18th day of February, 2002.

                                    Waste Corporation of America, Inc.




                                    By:  /s/ Jerome M. Kruszka
                                         -------------------------------------
                                    Printed Name:  Jerome M. Kruszka
                                                 -----------------------------
                                    Title:         President
                                          ------------------------------------



                                    Executive





                                    By:  /s/ Tom J. Fatjo, Jr.
                                         -------------------------------------
                                    Printed Name:  Tom J. Fatjo, Jr.
                                                 -----------------------------

                               SECOND AMENDMENT TO
                              EMPLOYMENT AGREEMENT

      This Second Amendment to Employment Agreement ("Amendment"), is entered into between WCA Management Company, L.P. (the "Company"), Waste Corporation of America, Inc. (the "Guarantor") and Tom J. Fatjo, Jr. (the "Executive") and is effective as of May 1, 2002.

                                    RECITALS

      WHEREAS, the Executive is currently employed as an officer of the Company pursuant to that certain Employment Agreement dated as of September 27, 2000, as amended by that certain Amendment Number One dated February 18, 2002 (collectively, the "Employment Agreement") by and between the Guarantor and Executive, which Employment Agreement was assigned to and assumed by the Company as of January 1, 2002;

      WHEREAS, the Employment Agreement provides for certain payments, or acceleration of payments to the Executive in the event of a "Change in Control" as such term is defined in the Employment Agreement;

      WHEREAS, the Executive was granted nonstatutory stock options (the "Stock Options") pursuant to the terms of the Waste Corporation of America, Inc. 1999 Non-Qualified Stock Option Plan (the "Stock Option Plan");

      WHEREAS, the vesting of such Stock Options may be accelerated in the event of a "Change in Control" as defined in such Stock Option Plan; and

      WHEREAS, such payments and such acceleration of vesting of the Stock Options could result in "excess parachute payments" (as such term is defined in Section 280G(b) of the Internal Revenue Code of 1986 as amended (the "Code") to the Executive, resulting in an excise tax to the Executive under Section 4999 of the Code and a disallowance of deductions to the Company under Section 280G(a) of the Code;

      NOW THEREFORE, in consideration of the mutual terms, conditions, and covenants set forth herein, the Company and Executive agree to amend the Employment Agreement as follows:

1. Gross-Up Payment. If any payment or distribution by the Company or any of its affiliates or any acceleration of such payment or vesting of the Stock Options to or for the Executive, whether paid or payable or distributed or distributable under the Employment Agreement, this Amendment or under any other agreement, policy, plan, program or arrangement, including but not limited to the Employment Agreement or the Stock Option Plan, or the lapse or termination of any restriction under any agreement, policy, plan, program or arrangement (a "Payment"), would be subject to the excise tax imposed by Section 4999 of the Code by reason of being considered contingent on a change in ownership or control of the Company, with the meaning of Section 280G of the Code, or to any similar tax imposed by state or local law, or any interest or penalties with respect to such tax (such tax or taxes, together with any interest or penalties being hereafter collectively referred to as the "Excise Tax"), then Executive shall be entitled to receive an additional payment or payments (collectively, a "Gross-Up Payment"). The Gross-Up Payment will be in an amount such that, after payment by Executive of all taxes (including any interest of penalties imposed with respect to such taxes), including any income tax or Excise Tax imposed on the Gross-Up Payment, Executive retains an amount equal to the Payment before any Excise Tax is imposed. Any Gross-Up Payment shall be due and payable to the Executive thirty (30) days prior to the due date of any Excise Tax.

2. Scale-Back Agreement. Notwithstanding the foregoing, if no Excise Tax would apply if the aggregate Payments were reduced by three percent (3%), then the aggregate Payments shall be reduced by the amount necessary to avoid application of the Excise Tax, in such manner as the Executive shall direct, and no Gross-Up Payment will be made.

3. Determination of Parachute Payments or Gross-Up. Any determination of the amount of Payments or Gross-Up required to be made under this Amendment shall be made in writing by a certified public accountant of the Executive's choosing, whose determination shall be conclusive and binding upon the Executive and the Company for all purposes. For this purpose, the accountant may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and Executive shall promptly furnish to the accountant such information and documents as the accountant may reasonably request in order to make a determination hereunder. The Company shall bear the fees of the accountant and all costs the accountant may reasonably incur in connection with any calculations contemplated hereunder. The accountant shall be required to provide a detailed determination to the Company and the Executive within thirty (30) days after the date of receipt of all relevant information.

4. Challenge by the IRS. If federal, state and local income or other tax returns filed by Executive are consistent with the determination of the accountant under paragraph 4 above, and the Internal Revenue Service or any other taxing authority asserts a claim or notice of deficiency (referred to in this Section as a "claim") against the Executive that, if successful, would require the payment by the Executive of an Excise Tax, the Company shall be obligated to make the Gross-Up Payment set forth above, provided that the Executive (i) notifies the Company within five
      (5) business days of the claim; (ii) does not pay such claim prior to the earlier of (1) the expiration of the thirty (30) calendar day period following the date on which he gives such notice to the Company and (2) the date that any payment of amount with respect to such claim is due. If the Company notifies Executive in writing prior to the expiration of such period that it desires to contest such claim, Executive will:

      (i) Provide the Company with any written records or documents in his or her possession relating to such claim reasonably requested by the Company;

      (ii) Take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including without limitation accepting legal representation with respect to such claim by an attorney competent in respect of the subject matter and reasonably selected by the Company;

      (iii) Cooperate with the Company in good faith in order to effectively contest such claim, which may include the payment of an amount advanced by the Company and assertion of claim for refund; and

      (iv) Permit the Company to participate in any proceedings relating to such claim;

      provided, however, that the Company will bear and pay directly all costs and expenses (including interest and penalties) incurred in connection with such contest and will indemnify and hold harmless Executive, on an after-tax basis, for and against any Excise Tax or income tax, including interest and penalties with respect thereto, imposed as a result of such contest and any such payments. If the Company directs Executive to pay the tax claimed, or otherwise fails to contest the claim as described above, the Company will immediately pay to Executive the amount of the deficiency payment claimed by the IRS to be due, including but not limited to any interest, penalty or Excise Tax due on such deficiency (such payments to be collectively referred to as the "Deficiency Payment") and shall also pay to the Executive a Gross-Up Payment in an amount necessary to pay the income tax liability of the Executive on the Deficiency Payment and the Gross-Up Payment.

5. Dispute Resolution. The Company and Executive agree that any dispute regarding the interpretation or enforcement of the Employment Agreement or this Amendment shall be decided by confidential, final and binding arbitration rather than by litigation in court, trial by jury or other forum. Executive and Company agree that in any dispute resolution proceedings arising out of the Employment Agreement or this Amendment, the Company shall be responsible for all reasonable attorney's fees and costs incurred by Executive, not to exceed $50,000 in connection with the resolution of the dispute in addition to any other relief granted.

6. Guarantee by Waste Corporation of America, Inc. Notwithstanding the assignment of the Employment Agreement from the Guarantor to the Company, and the acceptance of all obligations of the Guarantor under the Employment Agreement by the Company, the Guarantor shall remain jointly and severally liable with respect to all obligations of the Guarantor under the Employment Agreement and hereby guarantees all the obligations of the Company under this Amendment.

7. Employment Agreement Affirmed. Except as specifically amended by this amendment, the Employment Agreement is hereby ratified and affirmed in all respects.

      The parties have executed this Amendment as of the date first set forth above.

                           [SIGNATURE PAGE TO FOLLOW]

WASTE CORPORATION OF AMERICA, INC.




By:   /s/ Jerome M. Kruszka
   ---------------------------------------
Printed Name:     Jerome M. Kruszka
             -----------------------------
Title:      President
      ------------------------------------


WCA MANAGEMENT COMPANY, L.P.

By:   WCA Management General, Inc.

      By:   /s/ Jerome M. Kruszka
         ---------------------------------
      Printed Name:     Jerome M. Kruszka
                   -----------------------
      Title:      President
            ------------------------------

Its:  General Partner


EXECUTIVE:




By:   /s/ Tom J. Fatjo, Jr.
   ---------------------------------------
Printed Name:     Tom J. Fatjo, Jr.
             -----------------------------
Title:      Chairman
      ------------------------------------

                               THIRD AMENDMENT TO
                              EMPLOYMENT AGREEMENT

      This Third Amendment to Employment Agreement ("Third Amendment"), is entered into between WCA Management Company, L.P. (the "Company"), Waste Corporation of America, Inc. (the "Guarantor") and Tom J. Fatjo, Jr. (the "Executive") and is entered into on April 13, 2004 ("Effective Date").

                                    RECITALS

      WHEREAS, the Executive is currently employed as an officer of the Company pursuant to that certain Employment Agreement dated as of September 27, 2000 by and between the Guarantor and Executive, which was assigned to and assumed by the Company as of January 1, 2002 and which was amended by that certain First Amendment to Employment Agreement dated February 18, 2002 and that certain Second Amendment to Employment Agreement on or about May 1, 2002 (such agreement, as assigned and amended, the "Employment Agreement"); and

      WHEREAS, the parties to the Employment desire to renew and extend the term of the Employment Agreement and to amend the Agreement as set forth in this Third Amendment.

      NOW THEREFORE, in consideration of the mutual terms, conditions, and covenants set forth herein, the Company and Executive agree to amend the Employment Agreement as follows:

1. Section 1, "Term of Employment" is amended by striking the section in its entirety and substituting the following in its stead:

      "The Company hereby agrees to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company, for a three-year period commencing on the Effective Date of this Agreement and on each subsequent anniversary of the Effective Date this Agreement will automatically renew for a three year term (the "Term"). This Agreement shall terminate on the earlier of (a) the last day of the Term or (b) such earlier date as this Agreement is terminated pursuant to Section 2."

2.    Section 2, "Termination of Employment" is amended by striking subsection
      (e) in its entirety.

3. Section 7, "Effects of Termination of Employment" is amended by striking "equal to one (1) year of Executives' Base Salary" in the second sentence in subsection (a) and substituting the following in its stead:

      "equal to the Executives' Base Salary for the Remaining Term of the Agreement"

4. Employment Agreement Affirmed. Except as specifically amended by this amendment, the Employment Agreement is hereby ratified and affirmed in all respects.

The parties have executed this Amendment as of the date first set forth above.

WASTE CORPORATION OF AMERICA, INC.



By:   /s/ Jerome M. Kruszka
   ---------------------------------------
Printed Name:     Jerome M. Kruszka
Title:            President

WCA MANAGEMENT COMPANY, L.P.

By:   WCA Management General, Inc.

      By:   /s/ Jerome M. Kruszka
         ---------------------------------
      Printed Name:     Jerome M. Kruszka
      Title:            President

Its:  General Partner

EXECUTIVE:



By:   /s/ Tom J. Fatjo, Jr.
   ---------------------------------------
Printed Name:     Tom J. Fatjo, Jr.
Title:            Chairman & CEO